___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

Gulf West Security Network, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2618 San Miguel, Suite 203 Newport Beach, CA		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 973-0684

NuLife Sciences, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2018, Gulf West Security Network, Inc., fka NuLife Sciences, Inc. (the “Company”) amended and restated its Articles of Incorporation providing for a change in the Company’s name to “Gulf West Security Network, Inc.” The amended and restated Articles of Incorporation are attached as an Exhibit to this Current Report.

On September 19, 2018, the Company amended and restated its Bylaws, providing for a change in the Company’s name from to “Gulf West Security Network, Inc.” The amended and restated Bylaws of the Company are attached as an Exhibit to this Current Report.

On September 20, 2018, the Board of Directors of the Company designated 1 share of Series C Preferred Stock (the “Series C Stock”) and 1,000 shares of Series D Preferred Stock (the “Series D Stock”). The classes of Series C Stock and Series D Stock were created in anticipation of the closing of that certain Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), between the Company and LJR Security Services, Inc. as previously disclosed on Form 8-K filed on August 20, 2018. The Certificates of Designation for Series C Stock and Series D Stock are attached as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 5, 2018, holders of a majority of the voting shares of the Company’s capital stock approved the amendment and restatement of the Company’s Articles of Incorporation as described in Item 5.03 above. Holders of Series A Preferred Stock waived their rights to vote thereon.

On September 5, 2018, holders of a majority of the voting shares of the Company’s capital stock approved a 10 to 1 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 10 shares of Common Stock will be consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share. Notice of the action taken by holders of a majority of the voting rights of the Company was provided to non-consenting shareholders in accordance with Nevada law. Holders of Series A Preferred Stock waived their rights to vote thereon.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Amended and Restated Articles of Incorporation of Gulf West Security Network, Inc.

3(ii) Amended and Restated Bylaws of Gulf West Security Network, Inc.

3(iii) Certificate of Designation for Series C Preferred Stock.

3(iv) Certificate of Designation for Series D Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuLife Sciences, Inc.

Date: September 21, 2018	By: /s/ Sean Clarke
Sean Clarke, Secretary